Exhibit 10.19

LEASE AGREEMENT

THIS LEASE AGREEMENT (this “Lease”) is made and entered into as of October 24, 2014, by and between O.COM LAND, LLC (“O.com”), a Utah limited liability company, and OVERSTOCK.COM, INC., a Delaware corporation (“OVERSTOCK”).

RECITALS

A.  O.com is currently building approximately 257,000 square feet of office space (“Buildings”) and a parking structure (“Parking Structure”) on a portion of Parcel “A” and Lot 10 of the View 72 Retail Subdivision Amended in Midvale City on real property more particularly described in Exhibit A attached hereto (the “Land”).

B.  Overstock desires to lease the Land, the Buildings and the Parking Structure (collectively, the “Premises”) from O.com for use as a corporate headquarters.

C.  O.com has agreed to lease the Premises to Overstock pursuant to the terms and conditions set forth hereinafter.

AGREEMENT

NOW, THEREFORE, in consideration of their mutual promises and covenants set forth herein, the parties agree as follows:

1.  Lease and Term.  O.com does hereby lease the Premises to Overstock.  The term of this Lease is for a period of fifteen (15) years commencing the earlier of September 1, 2016 or the date upon which Overstock takes possession of the Premises and can legally occupy the Buildings.  In the event that any portion of the Buildings are not complete or cannot be occupied, Overstock shall only pay rent on the portion of the Buildings that it can occupy.

2. Rent and Additional Rent.

a. Base Rent.  Overstock shall pay base rent in the amount of five hundred ninety-five thousand, one hundred eighty-four dollars ($595,184) per month for the Buildings (“Base Rent”).

b. Additional Rent.  In addition to the Base Rent, Overstock shall pay for all operating costs of the Premises and all costs of owning the Premises (including, without limitation, payment of all insurance, taxes, and maintenance costs and expenses) with the exception of the costs of capital invested by O.com in the Premises in the construction of the Premises (“Additional Rent”).   Overstock will not be responsible for any portion of any capital improvements or long-term repairs that are attributable to years beyond the Term of this Lease.

3. Entire Agreement. This Lease is the entire agreement between the parties hereof.  No amendment to this Lease shall be valid unless in writing signed by both parties to the Lease.

IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

O.COM LAND, LLC

By:	/s/ Carter Lee
Name:	Carter Lee
Title:	Manager

OVERSTOCK.COM, INC

By:	/s/ Robert Hughes
Name:	Robert Hughes
Title:	Senior Vice President, Finance and Risk Management

EXHIBIT A

Legal Description

That certain real property located in Salt Lake County, Utah, more particularly described as follows:

PARCEL 1:

A PORTION OF PARCEL “A”, VIEW 72 RETAIL SUBDIVISION AMENDED, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT A POINT BEING SOUTH 00°17’30” WEST 2,022.66 FEET ALONG THE SECTION LINE AND NORTH 89°42’30” WEST 617.34 FEET FROM THE NORTHEAST CORNER OF SECTION 26, TOWNSHIP 2 SOUTH, RANGE 1 WEST, SALT LAKE BASE AND MERIDIAN; AND RUNNING THENCE SOUTH 00°17’30” WEST 464.63 FEET TO THE NORTH LINE OF THE UTAH TRANSIT AUTHORITY CORRIDOR; THENCE SOUTH 83°51’00” WEST 1,014.92 FEET ALONG THE NORTH LINE OF SAID UTAH TRANSIT AUTHORITY CORRIDOR TO THE EASTERLY RIGHT-OF-WAY LINE OF BINGHAM JUNCTION BOULEVARD; THENCE NORTH 06°11’37” WEST 169.67 FEET ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID BINGHAM JUNCTION BOULEVARD; THENCE NORTHEASTERLY 637.50 FEET ALONG THE ARC OF A 1,327.00 FOOT RADIUS CURVE TO THE RIGHT (CENTER BEARS NORTH 83°48’23” EAST AND THE CHORD BEARS NORTH 07°34’08” EAST 631.38 FEET WITH A CENTRAL ANGLE OF 27°31’30”) ALONG THE EASTERLY RIGHT-OF-WAY LINE OF SAID BINGHAM JUNCTION BOULEVARD; THENCE SOUTH 68°31’47” EAST 311.79 FEET; THENCE SOUTHEASTERLY 567.76 FEET ALONG THE ARC OF A 1,536.00 FOOT RADIUS CURVE TO THE LEFT (CENTER BEARS NORTH 21°28’13” EAST AND THE CHORD BEARS SOUTH 79°07’09” EAST 564.53 FEET WITH A CENTRAL ANGLE F 21°10’43”); THENCE SOUTH 89°42’30” EAST 102.05 FEET TO THE POINT OF BEGINNING.

PARCEL 2:

LOT 10, VIEW 72 RETAIL SUBDIVISION AMENDED, ACCORDING TO THE PLAT THEREOF AS RECORDED IN THE OFFICE OF THE SALT LAKE COUNTY RECORDER.

Tax Parcel Nos.: 21-26-276-003-0000 and 21-26-279-002-0000